Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
MAP VI Acquisition, Inc.

We hereby consent to incorporation by reference in this Registration Statement on Form 10-SB of our report dated March 23, 2007, relating to the financial statements of MAP VI Acquisition, Inc. as of December 31, 2006 and for the period from November 22, 2006 (Date of Inception) to December 31, 2006.

/s/ UHY LLP
Southfield, Michigan
March 23, 2007